Exhibit 99.4.5
                                                                  --------------


                                   Marsh, Inc.
                           1166 Avenue of the Americas
                             New York, NY 10036-2774
                             Telephone 212-345-6000

                               Binder Confirmation

                                                   Date:  October 30, 2001

To:     Ms. Christine A. Merkle
        Assistant Vice President
        The MONY Group, Inc.
        1740 Broadway
        New York, New York 10019

                                                   Binder Number 103001MONYDM

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
Insured:    The MONY Group, Inc. and any subsidiary company or corporation now existing or
-------     hereafter created or acquired, including any Limited Liability Company, Joint
            Venture, General, Limited or other Partnership, in which The MONY Group, Inc.
            either directly or indirectly holds an ownership stake of 50% or more, and any such entity over which The MONY Group, Inc. exercises management control, and all pension, savings, welfare and employee benefit plans required to be bonded pursuant to the Employee Retirement Income Security Act of 1974.  Furthermore, all such entities in which The MONY Group, Inc. holds an ownership stake of less than 50%
            which are not under its management control are Insured hereunder to the extent of its ownership interest therein.

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Insurer:                    Limit of Liability:  Premium:   Effective:      Expiring:
-------                     ------------------   -------    ---------       --------
National Union Fire         $10,000,000 Single              12:01 a.m. on   12:01 a.m. on
Insurance Company of        Loss $20,000,000                October 31,     October 31, 2002
Pittsburgh, PA              Aggregate Each for              2001
                            Coverage Section I
                            and Coverage
                            Section II
-------------------------------------------------------------------------------------------------
By: George Blume            In consideration of the premium charged, it is understood and
--                          agreed that coverage is bound subject to the following Terms and
                            Conditions:
/s/ GEORGE BLUME

Date:  October 30, 2001     Policy Form:  Combined Financial Institution Bond Form 14/24/25 and
----                        Computer Crime Policy per  Policy Form and  Policy
                            Declarations as agreed and attached here to and incorporated herein by reference.

This binder is              Coverage Section I Insuring Agreements:  Fidelity, On Premises, In
conditional upon:           Transit, Forgery or Alteration, Securities, Counterfeit
1. None                     Currency/Money Orders, Facsimile Signatures, Fraudulent Real
                            Property Mortgages, Unauthorized Signatures, Agents, Bond Claims
                            Expense

                            Coverage II Insuring Agreements:  Computer Systems Fraud, Data
                            Processing Service Operations, Voice Initiated Transfer Fraud,
                            Telefacsimile Transfer Fraud, Destruction of Data or Programs by
                            Hacker, Destruction of Data or Programs by Virus, Voice Computer
                            System Fraud, Electronic Securities, Computer Claims Expense

                            Deductible:  $500,000
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By:  Kevin M. Guillet       Unit:  Marsh, Inc. FINPRO
     Vice President

/s/ KEVIN M. GUILLET

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

                      COMBINED FINANCIAL INSTITUTION BOND/
                      ELECTRONIC AND COMPUTER CRIME POLICY

                                           POLICY NO.


                           (Herein called Underwriter)

                                  DECLARATIONS

Item 1.      Name of Insured (herein called Insured):  The MONY Group, Inc. and any subsidiary company or corporation now existing or hereafter created or acquired, Including any Limited Liability Company, Joint Venture, General, Limited or other
             Partnership, in which The MONY Group, Inc. either directly or indirectly holds an ownership stake of 50% or more, and any such entity over which The MONY Group,
             Inc. exercises management control, and all pension, savings, welfare and employee benefit plans required to be bonded pursuant to the Employee Retirement Income
             Security Act of 1974.  Furthermore, all such entities in which The MONY Group,
             Inc. holds an ownership stake of less than 50% which are not under its management control are Insured hereunder to the extent of its ownership interest therein.

Item 2.      Policy Period: from 12:01 a.m. on
                          to 12:01 a.m. on

Item 3.      Aggregate Limit of Liability of the Underwriter during the Policy Period applicable to Coverage Section I shall be
             $

             The Aggregate Limit of Liability of the Underwriter during the Policy Period applicable to Coverage Section II shall be
             $

Item 4.      Subject to Sections 4 and 11 hereof, the Single Loss Limit of Liability for each
             Insuring Agreement is as follows:

             Insuring Agreement                                Single Loss
             ------------------                                Limit of Liability
                                                               ------------------
             Coverage Section I
             (A) FIDELITY
             (B) ON PREMISES
             (C) IN TRANSIT
             (D) FORGERY OR ALTERATION
             (E) SECURITIES
             (F) COUNTERFEIT CURRENCY/MONEY ORDERS
             (G) FACSIMILE SIGNATURES
             (H) FRAUDULENT REAL PROPERTY MORTGAGES
             (I) UNAUTHORIZED SIGNATURES
             (J) AGENTS
             (K) BOND CLAIMS EXPENSE

             Coverage Section II
             (L) COMPUTER SYSTEMS FRAUD
             (M) DATA PROCESSING SERVICE OPERATIONS
             (N) VOICE INITIATED TRANSFER FRAUD
             (O) TELEFACSIMILE TRANSFER FRAUD
             (P) DESTRUCTION OF DATA OR PROGRAMS BY HACKER
             (Q) DESTRUCTION O FDATA OR PROGRAMS BY VIRUS
             (R) VOICE COMPUTER SYSTEM FRAUD
             (S) ELECTRONIC SECURITIES
             (T) COMPUTER CLAIMS EXPENSE

             and the Single Loss Deductible is $500,000.

             The foregoing notwithstanding, the Single Loss Deductible is $25,000 but only as respects the following Insureds.

             MONY International Holdings, Inc.
             MONY Life Insurance Company of the Americas, Ltd.
             MONY Bank & Trust Company of the Americas, Ltd.
             MONY International Life Insurance Co., Seguros de Vida, S.A. US Financial Life Insurance Company

             Furthermore, as respects Insuring Agreements (K) BOND CLAIMS EXPENSE and (I) COMPUTER CLAIMS EXPENSE the Single Loss Deductible is $NIL.

Item 5.      Under the terms of Insuring Agreement (N) VOICE INITIATED
             TRANSFER FRAUD, the Insured must place a Verification call-back for each transfer in excess of $500,000.

             Under the terms of Insuring Agreement (O) TELEFACSIMILE TRANSFER FRAUD, the Insured must place a Verification call-back for each transfer in excess of $500,000.

Item 6. The liability of the Underwriter is subject to the terms of the following riders attached hereto:

                 COVERAGE SECTION I: FINANCIAL INSTITUTION BOND

The Underwriter, in consideration of an agreed premium, and subject to the Declarations, Insuring agreements, General Agreements, Conditions and Limitations and other terms hereof, agrees to indemnify the Insured for:

                               INSURING AGREEMENTS


                                    FIDELITY

(A) LOSS resulting directly from dishonest or fraudulent acts committed by an Employee acting alone or in collusion with others.

Such dishonest or fraudulent acts must be committed by the Employee with the intent:

        (a)  to cause the Insured to sustain such loss; or
        (b) to obtain financial benefit for the Employee or another person or entity

However, if some or all of the Insured's loss results directly or indirectly from Loans or trading, such dishonest or fraudulent acts must be committed by an Employee with the intent to cause the Insured to sustain such loss and which results in a financial benefit for the Employee or any other person or entity.

As used throughout this Insuring Agreement, financial benefit does not include salaries, commissions, fees, bonuses, promotions, awards, profit sharing, pensions or other employee benefits earned in the normal course of employment.


                                   ON PREMISES

(B)     (1)     Loss of Property resulting directly from

                (a) robbery, burglary, misplacement, mysterious unexplainable disappearance and damage thereto or destruction thereof, or

                (b) theft, false pretenses, common-law or statutory larceny, committed by a person present in an office or on the premises where the Property is lodged or deposited, while the Property is lodged or deposited within offices or premises located anywhere.

        (2)     Loss of or damage to

                (a) furnishings, fixtures, supplies or equipment within an office of the Insured covered under this bond resulting directly from larceny or theft in, or by burglary or robbery of such office or attempt thereat, or by vandalism or malicious mischief, or

                (b) such office resulting from larceny or theft in, or by burglary or robbery of such office or attempt thereat, or to the interior of such office by vandalism or malicious mischief, provided that

                        (i) the Insured is the owner of such furnishings, fixtures, supplies, equipment, or office or is liable for such loss or damage, and
                        (ii)    the loss is not caused by fire

                                   IN TRANSIT

(C) Loss of Property resulting directly from robbery, common-law or statutory larceny, theft, misplacement, , mysterious unexplainable disappearance, being lost or made with, and damage thereto or destruction thereof, while the Property is in transit anywhere in the custody of

                (a) a natural person acting as a messenger of the Insured (or another natural person acting as a messenger or custodian during an emergency arising from the incapacity of the original messenger), or

                (b) a Transportation Company and being transported in an armored motor vehicle or

                (c) a Transportation Company and being transported in a conveyance other than an armored motor vehicle provided that covered Property transported in such manner shall not include the following:

                        (i)     Money, or
                        (ii)    precious metals in any form, or
                        (iii)   Negotiable instruments made payable to bearer

Coverage under this Insuring Agreement begins immediately upon the receipt of such Property by the natural person or Transportation Company and ends immediately upon delivery to the designated recipient or its agent.


                              FORGERY OR ALTERATION

(D)     Loss resulting directly from:

        (1)     Forgery or alteration of, on or in any

                (a)     Negotiable instrument (except an Evidence of Debt),
                (b)     Acceptance
                (c)     Withdrawal Order
                (d)     receipt for the withdrawal of Property
                (e)     Certificate of Deposit
                (f)     Letter of Credit
                (g) request made for change of beneficiary in any policy issued by the Insured,
                (h)     policy loan agreement made with the insured, or
                (i)     assignment to the insured of any of its policies; or

        (2) transferring, paying or delivering any funds or Property or establishing any credit or giving any value on the faith of any written instructions or advices directed to the Insured and authorizing or acknowledging the transfer, payment, delivery or receipt of funds or Property, which instructions or advices purport to have been signed or endorsed by any customer or Employee of the Insured or by any financial institution but which instructions or advices either bear a signature which is a Forgery or have been altered without the knowledge and consent of such customer, Employee or financial Institution. Telegraphic, cable or teletype instructions or advices, as aforesaid, exclusive of transmissions of electronic funds transfer systems, sent by a person other than the said customer, Employee or financial institution purporting to send such instructions or advices shall be deemed to bear a signature which is a Forgery.

A mechanically reproduced facsimile signature is treated the same as a handwritten signature.


                                   SECURITIES

(E) Loss resulting directly from the Insured having, in good faith, for its own account or for the account of others,

        (1) acquired, sold or delivered, or given value, extended credit or assumed liability, on the faith of, any original

                (a)     Certificated Security
                (b)     Document of title,
                (c) deed, mortgage or other instrument conveying title to, or creating or discharging a lien upon, real property,
                (d)     Certificate of Origin or Title,
                (e)     Evidence of Debt
                (f)     corporate, partnership or personal Guarantee,
                (g)     Security Agreement,
                (h) Instruction to a Federal Reserve Bank of the United States or other issuer of Uncertificated Securities, or
                (i)     Statement of Uncertificated Security
which

                        (i) bears a signature of any maker, drawer, issuer, endorser, assignor, lessee, transfer agent, registrar, acceptor, surety, guarantor, or of any person signing in any other capacity which is a Forgery, or
                        (ii)    is altered, or
                        (iii)   is lost or stolen;

        (2) guaranteed in writing or witnessed any signature upon any transfer, assignment, bill of sale, power of attorney, Guarantee, endorsement or any items listed in (a) through (h) above; or purportedly guaranteed any signature on any transfer, assignment, bill of sale, power of attorney, Guarantee, endorsement or any items listed in (a) through (h) above, which purported guarantee is affected by use of a stamp or medallion of the insured which was lost, stolen or counterfeit and for which loss the Insured is legally liable;

        (3) acquired, sold or delivered, or given value, extended credit or assumed liability, on the faith of any item listed in (a) through (d) above which is a Counterfeit.

Actual physical possession of the items listed in (a) through (i) above by the Insured, its correspondent financial institution or other authorized representative, is a condition precedent to the Insured's having relied on the faith of such items.

A mechanically reproduced facsimile signature is treated the same as a handwritten signature.


                        COUNTERFEIT CURRENCY/MONEY ORDERS

(F) Loss resulting directly from the receipt by the Insured, in good faith, of any Counterfeit money orders or Counterfeit Money of the United States of America, Canada or any other country.


                              FACSIMILE SIGNATURES

(G) Loss resulting directly from the fact that an issuer of securities, transfer agent, bank, banker or trust company received from the insured or the New York Stock Exchange specimen copies of the Insured's mechanically reproduced facsimile signature and acted in reliance upon any false, fraudulent or unauthorized reproduction of such facsimile signature, whether such facsimile signature is the facsimile signature duly adopted by the Insurer or is one resembling or purporting to be such facsimile signature, regardless of by whom or by what means the same may have been imprinted, and whether or not such loss is sustained by reason of the Insured's having entered into an agreement to be legally liable when such facsimile signature or one resembling or purporting to be such facsimile signature is used provided, however, that:

        (1)     such facsimile signature is used on a document

                (a) as the signature to an assignment or other instrument authorizing or effecting the transfer of shares of stock, or other registered securities, which may now or at any time hereafter be registered in the name of the Insured on the books of the association, company or corporation issuing same; or

                (b) as the signature to a power of substitution, designating a substitute or substitutes to make the actual transfer on the books of the issuer of shares of stock, or other registered securities, in respect of which the Insured may now or at any time hereafter be named as attorney to effect said transfer, whether said power of substitution is embodied in an endorsement on the certificate for said shares of stock or other registered security or in a separate instrument;

         (2) the New York Stock Exchange has not interposed any objections to the use by the Insured of such facsimile signature and such agreement, if any, was required by the said Exchange as a condition to its failing to interpose any such objection; and

         (3) this Insuring Agreement (G) shall not apply to any Certificated Securities which are Counterfeit.

                       FRAUDULENT REAL PROPERTY MORTGAGES

(H) Loss resulting directly from the Insured's having, in good faith and in the course of business in connection with any Loan, accepted or received or acted upon the faith of any real property mortgages, real property deeds of trust or like instruments pertaining to realty or assignments of such mortgages, deeds of trust or instruments which prove to have been defective by reason of the signature thereon of any person having been obtained through trick, artifice, fraud or false pretenses or the signature on the recorded deed conveying such real property to the mortgagor or grantor of such mortgages or deed of trust having been obtained by or on behalf of such mortgagor or grantor through trick, artifice, fraud or false pretenses.


                             UNAUTHORIZED SIGNATURES

(I) Loss resulting directly from the Insured having accepted from, paid to, or cashed for a person present on the premises of the Insured, any check, withdrawal order, or made or drawn on a customer's account which bears the signature or endorsement of one other than the person whose name and signature is on the application on file with the insured as a signatory on such account.

It shall be a conditions precedent to the Insured's right of recovery under this Insuring Agreement that the Insured shall have on file signatures of all persons who are authorized signatories on such account; and the Insured must maintain written instructions outlining the acceptance procedures of all checks, withdrawal orders, or s, made or drawn on such account.


                                     AGENTS

(J) Loss resulting directly from dishonest or fraudulent acts committed by an Agent acting alone or in collusion with others.

Such dishonest or fraudulent acts must be committed by the Agent with the intent.

                (a)     to cause the Insured to sustain such loss; or

                (b)     to obtain financial benefit.

However, if some or all of the Insured's loss results directly or indirectly from Loans or trading, such dishonest or fraudulent acts must be committed by such Agent with the intent to cause the Insured to sustain such loss and which results in a financial benefit for the Agent.

As used throughout this Insuring Agreement, financial benefit does not include salaries, commissions, fees, bonuses, promotions, awards, profit sharing, pensions or other benefits earned in the normal course of the agency relationship.

For the purposes of this Insuring Agreement, the term Agent means a member of the Career Agency Distribution System of the insured and shall be deemed to include the partners, officers and employees of such Agent.

Special Condition: Under this Insuring Agreement, the following condition applies

Assignment of Rights: This Bond does not afford coverage in favor of any Agent, and upon payment to the insured by the Underwriter on account of any loss or losses for which such Agent is liable to the Insured, an assignment of such of the Insured's rights and causes of action as it may have against such Agent by reason of such liability shall, to the extent of such payment be given by the Insured to the Underwriter, and the Insured shall execute all papers necessary to secure to the Underwriter the rights which are herein provided.


                               BOND CLAIMS EXPENSE

(K) Reasonable expenses incurred by the Insured in preparing any valid and collectible claim for loss covered under Insuring Agreements (A) through (J).

               COVERAGE SECTION II: ELECTRONIC AND COMPUTER CRIME

The Underwriter, in consideration of an agreed premium, and subject to the Declarations, Insuring Agreements, General Agreements, Conditions and limitations and other terms hereof, agrees to indemnify the Insured for:

                              INSURING AGREEMENTS


                             COMPUTER SYSTEMS FRAUD

(L)     Loss resulting directly from a fraudulent

        (1)     entry of Electronic Data or Computer Program into, or

        (2)     change of Electronic Data or Computer Program within,

        (3)

                any Computer System used by the Insured:

                provided the entry or change causes

                        (i)     Property to be transferred, paid or delivered.
                        (ii) An account of the Insured, or of its customer, to be added, deleted, debited or credited, or
                        (iii) An unauthorized account or a fictitious account to be debited or credited.

                In this Insuring Agreement, a fraudulent:

                (A) entry or change shall include such entry or change made by an Employee of the Insured acting in good faith

                (a) on an instruction from a software contractor who has a written agreement with the Insured to design, implement or service programs for a Computer System covered by this Insuring Agreement or

                (b) on an instruction transmitted by Tested telex or similar means of Tested communication purportedly sent by a customer, financial institution, or automated clearing house.

                (B)


                       DATA PROCESSING SERVICE OPERATIONS

(M) Loss sustained by a Client of the Insured resulting directly from a fraudulent

        (1)     entry of Electronic Data or a Computer Program into, or

        (2) change of Electronic Data or a Computer Program within any Computer System used by the Insured, or

        (3) entry or change of Electronic Data during electronic transmission or physical transit from the Insured to its Client,

        (4)     provided that the entry or change causes

                I.      Property to be transferred, paid or delivered

                II. an account of the Client, or a customer of the Client, to be added, deleted, debited or credited, or

                III. an unauthorized account or a fictitious account to be debited or credited, and for which loss the Insured is legally liable to the Client as a provider of data processing services for such Client.

                In this Insuring Agreement, fraudulent entry or change shall include such entry or change made by an Employee of the Insured acting in good faith

                (a) on an instruction from a software contractor who has a written agreement with the Insured to design, implement or service programs for a Computer System covered by this Insuring Agreement, or
                (b) on an instruction transmitted by Tested telex or similar means of Tested communication purportedly sent by a customer, financial institution, or automated clearing house.

                In this Insuring Agreement, Client means an entity for whom the Insured serves as data processor under the terms of a written agreement.


                         VOICE INITIATED TRANSFER FRAUD

(N) Loss resulting directly from the Insured having, in good faith, transferred Funds from a Customer's account through any Computer System used by the insured in reliance upon a fraudulent voice instruction transmitted by telephone which was purported to be from

        (1) an officer, partner or employee of a Customer of the Insured who was authorized by the Customer to instruct the Insured to make such transfer.

        (2)     an individual person who is a Customer of the Insured, or

        (3) an Employee of the Insured in another office of the Insured who was authorized by the Insured to instruct other Employees of the Insured to transfer Funds.

                and was received by an Employee of the Insured specifically designated to receive and act upon such instructions, but the voice instruction was not from a person described in (1), (2) or
                (3) above.

                provided that

                (i) such voice instruction was electronically recorded by the Insured and required password(s) or code word(s) given; and

                (ii) if the transfer was in excess of the amount shown on the Declarations Page as the verification call-back amount for this Insuring Agreement, the voice instruction was verified by a call-back according to a prearranged procedure.

                As used in this Insuring Agreement, Customer means an entity or individual which has a written agreement with the Insured authorizing the Insured to rely on voice instructions to initiate transfers and had provided the Insured with the names of persons authorized to initiate such transfers, and with which the Insured has established an instruction verification mechanism.


                          TELEFACSIMILE TRANSFER FRAUD

(O) Loss resulting directly from the Insured having, in good faith, transferred or delivered Funds, Certificated Securities or Uncertificated Securities through a Computer System used by the Insured in reliance upon a fraudulent Instruction received through a Telefacsimile Device, and which Instruction

        (1)     purports and reasonably appears to have originated from

                (a)     a Customer of the Insured,

                (b)     another financial institution, or

                (c) another office of the Insured but, in fact was not originated by the Customer or entity whose identification it bears and

        (2) contains a valid test code which proves to have been used by a person who was not authorized to make use of it, and

        (3) contains the name of a person authorized to initiate such transfer.

        provided that, if the transfer was in excess of the amount shown on the Declarations Page as the verification call-back amount for this Insuring Agreement, the instruction was verified by a call-back according to a prearranged procedure.

        As used in this Insuring Agreement, Customer means an entity or individual which has a written agreement with the Insured authorizing the Insured to rely on Telefacsimile Device Instructions to initiate transfers and had provided the Insured with the names of persons authorized to initiate such transfers, and with which the Insured has established an instruction verification mechanism.


                    DESTRUCTION OF DATA OR PROGRAMS BY HACKER

(P) Loss resulting directly from the malicious destruction of, or damage to, Electronic Data or Computer Programs owned by the insured or for which the insured is legally liable while stored within any Computer System used by the Insured.

The liability of the Company shall be limited to the cost of duplication of such Electronic Data or Computer Programs from other Electronic Data or Computer Programs which shall have been furnished by the Insured.

In the event, however, that destroyed or damaged Computer Programs cannot be duplicated from other Computer Programs, the Company will pay the cost incurred for computer time, computer programmers, consultants or other technical specialists as is reasonably necessary to restore the Computer Programs to substantially the previous level of operational capability.


                    DESTRUCTION OF DATA OR PROGRAMS BY VIRUS

(Q) Loss resulting directly from the malicious destruction of, or damage to, Electronic Data or Computer Programs owned by the Insured or for which the Insured is legally liable while stored within any Computer System used by the Insured if such destruction or damage was caused by a computer program or similar instruction which was written or altered to incorporate a hidden instruction designed to destroy or damage Electronic Data or Computer Programs in the Computer System in which the computer program or instruction so written or so altered is used.

The liability of the Company shall be limited to the cost of duplication of such Electronic Data or Computer Programs from other Electronic Data or Computer Programs which shall have been furnished by the Insured.

In the event, however, that destroyed or damaged Computer Programs cannot be duplicated from other Computer Programs, the Company will pay the cost incurred for computer time, computer programmers, consultants or other technical specialists as is reasonably necessary to restore the Computer Programs to substantially the previous level of operational capability.

Special Condition: Under this Insuring Agreement, "Single Loss" means all covered costs incurred by the incurred between the time destruction or damage is discovered and the time the Computer System is restored to substantially the previous level of operational capability. Recurrence of destruction or damage after the Computer System is restored shall constitute a separate "Single Loss".


                           VOICE COMPUTER SYSTEM FRAUD

(R) Loss resulting directly from charges for voice telephone long-distance toll calls which were incurred due to the fraudulent use or fraudulent manipulation of an Account Code or System Password required to obtain access to a Voice Computer System owned or leased by the Insured, installed on the Insured's premises, whose System Administration is performed and controlled by the Insured; provided, however, that the unauthorized access was not made possible by

        (1) failure to incorporate a System Password feature or failure to change the System Password at least once every 30 days thereafter, or

        (2) failure to have a call-disconnect feature in operation to automatically terminate a caller's access to the Voice Computer System after not more than three unsuccessful attempts to input an Account Code.

Special Condition: Under this Insuring Agreement, Single Loss means loss resulting from toll call charges made only on telephone lines directly controlled by one Voice Computer System and only toll call charges occurring for a period of not more than 30 days inclusive of the date on which the first such toll call charge was made.


                              ELECTRONIC SECURITIES

(S) Loss resulting directly from a Central Depository having transferred, paid or delivered any Funds or Property or debited any account or the Insured on the faith of any electronic communications purporting to have been directed by the Insured to the Central Depository authorizing the transfer, payment or delivery of said Funds or Property or the debiting of the Insured's account in connection with the purchase, sale, transfer or pledge of an Electronic Security which communications were transmitted or appear to have been transmitted

        (1)     through an Electronic Communication System,
        (2)     an automated clearing house, or
        (3) by Tested telex, Tested TWX or similar means of Tested communication directly into a Computer System or a Communications Terminal of said Central Depository and fraudulently purport to have been sent by the Insured to the Central Depository but which communications were either not sent by the Insured to the Central Depository or were fraudulently modified during physical transit of Electronic Data Processing Media from the Insured or during electronic transmission through data communications lines, including satellite links, from any Computer System used by the Insured to the Central Depository and for which loss the Insured is held legally liable to the Central Depository.


                             COMPUTER CLAIMS EXPENSE

(T) Reasonable expenses incurred by the insured in preparing any valid and collectible claim for loss covered under Insuring Agreements (L) through (3)


                                    NOMINEES

(A) Loss sustained by any nominee organized by the Insured for the purpose of handling certain of its business transactions and composed exclusively of its Employees shall, for all the purposes of this policy and whether or not any partner of such nominee is implicated in such loss, be deemed to be loss sustained by the Insured.


                 ADDITIONAL OFFICES OR EMPLOYEES - CONSOLIDATION
                      MERGER OR PURCHASE OF ASSETS - NOTICE

(B) If the Insured shall, while this policy is in force, establish any additional offices, other than by consolidation or merger with, or purchase or acquisition of assets or liabilities of another institution, such offices shall be automatically covered hereunder from the date of such establishment without the requirement of notice to the Underwriter or the payment of additional premium for the remainder of the premium period.

If the Insured shall, while this policy is in force, consolidate or merge with or purchase or acquire assets or liabilities of, another institution whose total balance sheet assets do not exceed twenty percent (20%) of the balance sheet assets of the Insured on the date of the transaction, such merger or purchase or acquisition shall be automatically covered as Insured hereunder from the date of such transaction without the requirement of notice to the Underwriter or the payment of additional premium for the remainder of the premium period.

If the Insured shall, while this bond is in force, consolidate or merge with, or purchase acquire assets or liabilities of, another institution whose total balance asset assets exceed twenty percent (20%) of the balance sheet assets of the Insured on the date of the transaction, the Insured shall not have such coverage as is afforded under this bond for loss which

                (a)     has occurred or will occur in offices or premises, or
                (b) has been caused or will be caused by an employee or employees of such institution, or
                (c) has arisen or will arise out of the assets or liabilities acquired by the Insured as a result of such consolidation, merger or purchase or acquisition of assets or liabilities unless the Insured shall

                        (i) give the Underwriter written notice of the proposed consolidation, merger or purchase or acquisition of assets or liabilities prior to the proposed effective date of such action and
                        (ii) obtain the written consent of the Underwriter to extend the coverage provided by this bond to such additional offices or premises, Employees and other exposures, and
                        (iii) upon obtaining such consent, pay to the Underwriter an additional premium.

                            CHANGE OF CONTROL-NOTICE

(C) When the Assistant Vice President of Risk Management or an officer of the level of Executive Vice President or higher of The MONY Group, Inc. learns of a change in control, written notice shall be given to the Underwriter.

As used in this General Agreement, control means the power to determine the management or policy of a controlling holding company or the Insured by virtue of voting stock ownership. A change in ownership of voting stock which results in direct or indirect ownership by a stockholder or an affiliated group of stockholders of ten percent (10%) or more of such stock shall be presumed to result in a change of control for the purposes of the required notice.

Failure to give the required notice shall result in termination of coverage for any loss involving a transferee, to be effective upon the date of the stock transfer.


                          REPRESENTATION OF THE INSURED

(D) The Insured represents that the Information furnished in the application for this policy is complete, true and correct. Such application constitutes part of this policy.

Any intentional misrepresentation, omission, concealment or any incorrect statement of a material fact, in the application or otherwise, shall be grounds for the rescission of this policy.


                                  JOINT INSURED

(E) If two or more Insureds are covered under this policy, the final named Insured shall act for all Insureds. Payment by the Underwriter to the first named Insured of loss sustained by any Insured shall fully release the Underwriter on account of such loss. If the first named Insured ceases to be covered under this policy, the Insured next named shall thereafter be considered as the first named Insured. Knowledge possessed or discovery made by any Insured shall constitute knowledge or discovery by all Insureds for all purposes of this policy. The liability of the Underwriter for loss or losses sustained by all Insureds shall not exceed the amount for which the Underwriter would have been liable had all such loss or losses been sustained by one Insured.


                           NOTICE OF LEGAL PROCEEDINGS
                       AGAINST INSURED-ELECTION TO DEFEND

(F) The Insured shall notify the Underwriter at the earliest practicable moment, not to exceed 90 days after the Assistant Vice President of Risk Management or an officer of the level of Executive Vice President or higher of The MONY Group, Inc. receives notice thereof, of any legal proceeding brought to determine the Insured's liability for any loss, claim or damage, which, if established, would constitute a collectible loss under this policy. Concurrently, the Insured shall furnish copies of all pleadings and pertinent papers to the Underwriter.

The Underwriter, at its sole option, may elect to conduct the defendant of such legal proceeding, in whole or in part. The defense by the Underwriter shall be in the Insured's name through attorneys selected by the mutual consent of the Underwriter and the

Insured. In the event that the Underwriter and the Insured cannot reach a decision by mutual consent, the final selection of attorneys shall be made by the Underwriter. The Insured shall provide all reasonable information and assistance required by the Underwriter for such defense.

If the Underwriter elects to defend the insured, in whole or in part, any judgment against the Insured on these counts or causes of action which the Underwriter defended on behalf of the Insured or any settlement in which the Underwriter participates and all attorneys' fees, costs and expenses incurred by the Underwriter in the defense of the litigation shall be a loss covered by this policy.

If the Insured does not give the notices required in subsection (a) of Section 5 of this bond and in the first paragraph of this General Agreement (T), or if the Underwriter elects not to defend any causes of action, neither a judgment against the Insured, nor a settlement of any legal proceeding by the Insured, shall determine the existence, extent or amount of coverage under this policy or loss sustained by the Insured, and the Underwriter shall not be liable for any attorneys' fees, costs and expenses incurred by the Insured.

With respect to this General Agreement, subsections (b) and (d) of Section 5 of this policy apply upon the entry of such judgment or the occurrence of such settlement instead of upon discovery of loss. In addition, the Insured must notify the Underwriter within 60 days after such judgment is entered against it or after the Insured settles such legal proceeding, and, subject to subsection
(c) of Section 5, the Insured may not bring legal proceedings for the recovery of such loss after the expiration of 24 months from the date of such final judgment or settlement.

                           CONDITIONS AND LIMITATIONS


                                   DEFINITIONS

Section 1:      As used in this bond:

(a) Acceptance means a which the drawer has, by signature written thereon, engaged to honor as presented.

(b) Account Code means a confidential and protected string of characters which identifies or authenticates a person and permits that person to gain access to a Voice Computer System for the purposes of making toll calls or utilizing voice mail box messaging capabilities or other similar functional features of the System.

(c) Central Depository means any Federal Reserve Bank of the United States or any other depository utilized by the Insured.

(d) Certificate of Deposit means an acknowledgment in writing by a financial institution of receipt of Money with an engagement to repay it.

(e) Certificate of Origin or Title means a document issued by a manufacturer of personal property or a governmental agency evidencing the ownership of the personal property and by which ownership is transferred.

(f) Certificated Security means a share, participation or other interest in property of or an enterprise of the issuer or an obligation of the issuer, which is:

        (1) represented by an instrument issued in bearer or registered form:
        (2) of a type commonly dealt in on securities exchanges or markets or commonly recognized in any area in which it is issued or dealt in as a medium for investment; and
        (3) either one of a class or series or by its terms divisible into a class or series of shares, participations, interests or obligations.

(g) Communications Terminal means teletype, teleprinter or video display, or personal computer when used as a device for receiving or transmitting Electronic Data.

(h) Computer Program means a set of related electronic instructions which direct the operations and functions of a computer or devices connected to it which enable the computer or devices to receive, process, store or send Electronic Data.

(i)     Computer System means

        (1) computers with related peripheral components, including storage components wherever located,
        (2)     systems and applications software,
        (3)     terminal devices, and
        (4) related communication networks, including the internet and other similar networks by which Electronic Data are electronically collected, transmitted, processed, stored, and retrieved.

(j) Counterfeit means an imitation which is intended to deceive and to be taken as an original.

(k) Document of Title means a bill of lading dock warrant, dock receipt, warehouse receipt or order for the delivery of goods, and also any other document which in the regular course of business or financing is treated as adequately evidencing that the person in possession of it is entitled to receive, hold and dispose of the document and the goods it covers and must purport to be issued by or addressed to a bailee and purport to cover goods in the bailee's possession which are either identified or are fungible portions of an identified mass.

(l) Electronic Communication System means electronic communication operations by FedWire, Clearing House Interbank Payment System (CHPS), Society for Worldwide International Financial Telecommunication (SWIFT), CHAPS, CEDEL, Euroclear, and similar automated interbank communication systems, depositories, custodians, exchanges, or any other similar entity with whom the insured conducts business, including the internal or similar systems.

(m) Electronic Data means facts or information converted to a form usable in a Computer System by Computer Programs and which is stored on Electronic Data Processing Media.

(n) Electronic Data Processing Media means punched cards, magnetic tapes or disks, electronic core systems, punched tapes, optical storage disks or other bulk media on which data is recorded.

(o) Electronic Security means a share, participation or other interest in property of or an enterprise of the issuer or an obligation of the issuer which:

        (1)     (a)     is not represented by an instrument, or

                (b)     is part of a master or global certificate, or

                (c) represents a paper certificate that has been surrendered by a financial institution and which paper certificate has been combined into a master depository note and the paper certificate has been immobilized, and

        (2) is of a type commonly dealt in on securities exchanges or markets; and

        (3) is either one of a class or series or by its terms divisible into a class or series of shares, participations, interests or obligations.

and which is shown as an electronic entry on the account of the transferor, pledger or pledgee on the books of a Central Depository.

(p)

(q)     Employee means:

        (1) an officer or other employee of the Insured, while employed in, at, or by any of the Insured's offices or premises covered hereunder, and a volunteer or a guest student pursuing studies or duties in any of said offices or premises;
        (2) an attorney retained by the insured and an employee of such attorney while either is performing legal services for the Insured;
        (3) a person provided by an employment contractor to perform employee duties for the Insured under the Insured's supervision at any of the Insured's offices or premises covered hereunder;
        (4) an employee of an institution merged or consolidated with the Insured prior to the effective date of this bond;
        (5) each natural person, partnership, corporation or other type of entity authorized by the Insured to perform services as data processor of checks or other accounting records of the Insured (not including preparation or modification of computer software or programs), herein called Processor. (Each such Processor, and the partner, officers and employees of such Processor shall, collectively, be deemed to be one Employee for all the purposes of this bond, excepting, however, the second paragraph of
                Section 12.A Federal Reserve Bank or clearing house shall not be construed to be a processor), and
        (6) a consultant, including an independent software contractor, who works under contract with or at the direction of the Insured;
        (7) a person who is a registered representative or a registered principal associated with an Insured except a:

                (i)     sole proprietor;
                (ii)    sole stockholder;
                (iii) director or trustee of an Insured who is not performing acts coming with in the scope of the usual duties of an officer or an employee; or
                (iv)    partner.

(r) Evidence of Debt means an instrument, including a Negotiable Instrument, executed by a customer of the insured and held by the Insured which in the regular course of business is treated a evidencing the customer's debt to the insured

(s) Forgery means the signing of the name of another person or organization with intent to deceive, it does not mean a signature which consists in whole or in part of one's own name signed with or without authority, in any capacity, for any purpose.

(t)     Funds means Money on deposit in an account.

(u) Guarantee means a written undertaking obligating the signor to pay the debt of another to the Insured or its assignee or to a financial institution from which the Insured has purchased participation in the debt. If the debt is not paid in accordance with its terms.

(v) Instruction means a written order to the Issuer of an Uncertificated Security requesting that the transfer, pledge, or release from pledge of the Uncertificated Security specified be registered.

(w) Letter of Credit means an engagement in writing by a bank or other person made at the request of a customer that the bank or other person will honor s or other demands for payment upon compliance with the conditions specified in the Letter of Credit.

(x) Loan means all extensions of credit by the Insured and all transactions creating a creditor relationship in favor of the Insured and all transactions by which the Insured assumes an existing creditor or lesser relationship, including mezzanine loans.

(y) Money means a medium of exchange in current use authorized or adopted by a domestic or foreign government as a part of its currency.

(z)     Negotiable instrument means any writing

        (1)     signed by the maker or drawer; and

        (2) containing any unconditional promise or order to pay a sum certain in Money and no other promise, order, obligation or power given by the maker or drawer; and

        (3)     is payable on demand or at a definite time; and

        (4)     is payable to order or bearer.

(aa) Property means Money, Certificated Securities, Uncertificated Securities, Negotiable Instruments, Certificates of Deposit, Documents of Title, Acceptances, Evidences of Debt, Security Agreements, Withdrawal Orders, Certificates of Origin or Title, Letters of Credit, preferred equity investments, insurance policies, abstracts of title, deeds and mortgages on real estate, revenue and other stamps, tokens, unsold state lottery tickets, books of account and other records whether recorded in writing or electronically, Electronic Data, Electronic Data Processing Media, Computer Programs, gems, jewelry, precious metals in any form, and tangible items of personal property which are not hereinbefore enumerated.

(bb) Security Agreement means an agreement which creates an interest in personal property or fixtures and which secures payment or performance of an obligation.

(cc) Statement of Uncertificated Security means a written statement of the issuer of an Uncertificated Security containing:

        (1) A description of the issue of which the Uncertificated Security is a part;

        (2)     the number of shares or units:

                (a)     transferred to the registered owner;
                (b) pledged by the registered owner to the registered pledgee;
                (c)     released from pledge by the registered pledgee;
                (d) registered in the name of the registered owner on the date of the statement; or
                (e)     subject to pledge on the date of the statement;

        (3) the name and address of the registered owner and registered pledgee;

        (4) a notation of any liens and restrictions of the issuer and any adverse claims to which the Uncertificated Security is or may be subject or a statement that there are none of those liens, restrictions or adverse claims, and

        (5)     the date

                (a) the transfer of the shares or units to the new registered owner of the shares or units was registered;
                (b)     the pledge of the registered pledgee was registered, or
                (c) of the statement, if it is a periodic or annual statement.

(dd) System Administration means the performance of security functions including but not limited to defining authorized persons to access a Voice Computer System and adding, changing and deleting Account Codes or passwords in connection therewith; and invoking or revoking a System option which directs telephone call routing or which adds, moves or drops telephone lines or which performs any other similar activity allowed by a hardware or software-based System option that has been incorporated by a manufacturer or vendor into a System or any component thereof provided said System option is not intended for the sole use of such manufacturer or vendor.

(ee) System Maintenance means the performance of hardware and software installation, diagnostics and corrections and similar activities that are performed in the usual custom and practice by a manufacturer or vendor to establish or maintain the basic operational functionality of a Voice Computer System or any component thereof.

(ff) System Password means a confidential and protected string of characters which identifies or authenticates a person and permits that person to gain access to a Voice Computer System or any portion thereof for the purpose of performing System Administration of System Maintenance activities.

(gg) Telefacsimile Device means a machine capable of sending or receiving a duplicate image of a document by means of electronic impulses transmitted through a telephone line and which reproduces the duplicate image on paper.

(hh) Tested means a method of authenticating the contents of a communication by placing a valid test key on it which has been agreed upon by the insured and a customer, automated clearing house, or another financial institution for the purpose of protecting the integrity of the communication in the ordinary course of business.

(ii) Transportation Company means any organization which provides its own or leased vehicles for transportation or which provides freight forwarding or air express services and includes any organization used by the insured for inter-office mail service between offices or premises of the Insured.

(jj) Uncertificated Security means a share, participation or other interest in property of or an enterprise of the issuer or an obligation of the issuer, which is:

        (1) not represented by an instrument and the transfer of which is registered upon books maintained for that purpose by or on behalf of the issuer;
        (2)     of a type commonly dealt in on securities exchanges or markets;
                and
        (3) either one of a class or series or by its terms divisible into a class or series of shares, participations, interests or obligations.

(kk) Voice Computer System means a Computer System installed in one location which functions as a private branch exchange (PBX), voice mail processor, automated call attendant or provides a similar capability used for the direction or routing of telephone call in a voice communication network.

(ll) Withdrawal Order means a non-negotiable instrument, other than an instruction, signed by a customer of the insured authorizing the insured to debit the customer's account in the amount of funds slated therein.


                                   EXCLUSIONS

Section 2.      This policy does not cover:

(a)     all fees, costs and expenses incurred by the Insured

        (1) in establishing the existence of or amount of loss covered under this policy, except when covered under Insuring Agreement (K) or
                (T), or

        (2) as a party to any legal proceeding whether or not such legal proceeding exposes the insured to loss covered by this policy.

(b) loss resulting directly or indirectly from payments made or withdrawals from a depositor's account involving items of deposit which are not finally paid for any reason, including but not limited to Forgery or any other fraud, except when covered under insuring Agreement (A);

(c) potential income including but not limited to interest and dividends not realized by the Insured;

(d) damages of any type for which the Insured is legally liable, except compensatory damages, but not multiples thereof, arising directly from a loss covered under this policy;

(e)     indirect or consequential loss of any nature;

(f) loss involving automated mechanical devices which, on behalf of the Insured, disburse Money, accept deposits, cash checks, s or similar written instruments or make credit card loans, unless such automated mechanical devices are situated within an office of the Insured which is permanently staffed by an Employee whose duties are those usually assigned to a bank teller, even though public access is from outside the confines of such office, but in no event shall the Underwriter be liable for less (including loss of Property)

        (1) as a result of damage to such automated mechanical devices from vandalism or malicious mischief perpetrated from outside such office, or
        (2) as a result of failure of such automated mechanical devices to function properly, or
        (3) through misplacement or mysterious unexplainable disappearance while such Property is located within any such automated mechanical devices,

except when covered under Insuring Agreement (A);

(g) loss due to riot or civil commotion outside the United States of America and Canada, or loss due to military, naval or usurped power, war or insurrection unless such loss occurs in transit in the circumstances recited in Insuring Agreement (C), and unless, when such transit was initiated, there was no knowledge of such riot, civil commotion, military, naval or usurped power, war or insurrection on the part of any person acting for the Insured in initiating such transit;

(h) loss resulting directly or indirectly from the effects of nuclear fission or fusion or radioactivity, provided, however, that this exclusion shall not apply to loss resulting from industrial uses of nuclear energy;

(i) loss through the surrender of Property away from an office of the Insured as a result of a threat:

        (1) to do bodily harm to any person, except loss of Property in transit in the custody of any person acting as messenger provided that when such transit was initiated there was no knowledge by the Insured of any such threat, or
        (2)     to do damage to the premises or property of the Insured, or
        (3)     to Computer Systems operations,

except when covered under Insuring Agreement (A);

(j) loss resulting directly or indirectly from the use or purported use of credit, debit, charge, access, convenience, identification or other cards

        (1)     in obtaining credit or funds, or
        (2) in gaining access to automatic mechanical devices which, on behalf of the Insured, disburse Money, accept deposits, cash checks, s or similar written instruments or make credit card loans, or
        (3) in gaining access to point of sale terminals, customer-bank communication terminals, or similar electronic terminals of electronic funds transfer systems or the Insured's Voice Computer System, whether such cards were issued, or purport to have been issued, by the Insured or by anyone other than the Insured, except when covered under the Insuring Agreement (A);

Section 2B.     The following exclusions apply to Coverage Section 1 only.

This policy does not cover:

(a) loss resulting directly or indirectly from forgery or alteration, except when covered under Insuring Agreement (A), (D), (E), (F), or (G);

(b) loss resulting directly or indirectly from any acts of any director of the Insured other than one employed as a salaried, pensioned or elected official or an Employee of the Insured, except when performing acts coming within the scope of the usual duties of an Employee, or while acting as a member of any committee duly elected or appointed by resolution of the board of directors of the Insured to perform specific, as distinguished from general, directorial acts on behalf of the Insured;

(c) loss resulting directly or indirectly from the complete or partial non-payment of, or default upon, any Loan or transaction involving the Insured as a lender or borrower, or extension of credit, including the purchase, discounting or other acquisition of false or genuine accounts, invoices, notes, agreements or Evidences of Debt, whether such Loan, transaction or extension was procured in good faith or through trick, artifice, fraud or false pretenses, except when covered under Insuring Agreements (A), (D), (E), (G) or (H);

(d)     loss caused by an Employee, except when covered under Insuring Agreement
(A) or when covered under Insuring Agreement (B) or (C) and resulting directly from misplacement, mysterious unexplainable disappearance or destruction of or damage to Property;

(e) (loss resulting directly or indirectly from trading, with or without the knowledge of the Insured, whether or not represented by any indebtedness or balance shown to be due the Insured on any account, actual or fictitious, and notwithstanding any act or omission on the part of any Employee in connection with any account relating to such trading, indebtedness, or balance, except when covered under Insuring Agreements (A), (D) or (E);

(f) loss resulting directly or indirectly from payments made or withdrawals from a depositor's account involving erroneous credits to such account, unless such payments or withdrawals are physically received by such depositor or representative of such depositor who is within the office of the Insured at the time of such payment or withdrawal, or except when covered under Insuring Agreement (A);

(g) loss resulting directly or indirectly from counterfeiting, except when covered under Insuring Agreements (A), (E) or (F);

(h) loss of any tangible item of personal property which is not specifically enumerated in the paragraph defining Property and for which the Insured is legally liable, if such property is specifically insured by other insurance of any kind and in any amount obtained by the Insured, and in any event, loss of such property occurring more than 60 days after the Insured shall have become aware that it is liable for the safekeeping of such property, except when covered under Insuring Agreements (A) or (B)(2);

(i)     loss of Property while

        (1)     in the mail, or
        (2) in the custody of any Transportation Company, unless covered under Insuring Agreement (C)

except when covered under Insuring Agreement (A);

(j)     loss resulting from any violation by the Insured or by any Employee

        (1) of law regulating (i) the issuance, purchase or sale of securities, (ii) securities transactions upon security exchanges or over the counter market, (iii) investment companies, or (iv) investment advisers, or
        (2) of any rule or regulation made pursuant to any such law, unless it is established by the Insured that the act or acts which caused the said loss involved fraudulent or dishonest conduct which would have caused a loss to the Insured in a similar amount in the absence of such laws, rules or regulations;

(k) loss resulting directly or indirectly from the failure of a financial or depository institution, or its receiver or liquidator, to pay or deliver, on demand of the Insured, funds or Property of the Insured held by it in any capacity, except when covered under Insuring Agreements (A) or (B)(1)(a);

(l) loss resulting directly or indirectly from any dishonest or fraudulent act or acts committed by any non-employee who is a securities, commodities, money, mortgage, real estate, loan, insurance, property management, investment banking broker, agent or other representative of the same general character, except when covered under Insuring Agreement (D), (E), or (J);

(m) damages resulting from any civil, criminal or other legal proceeding in which it has been adjudicated that the Insured has engaged in racketeering activity except when the Insured establishes that the act or acts giving rise to such damages were committed by an Employee under circumstances which result directly in a loss to the Insured covered by Insuring Agreement (A). For the purposes of this exclusion, "racketeering activity" is defined in 18 United States Code 1961 et seq., as amended;

(n)     loss resulting directly or indirectly from

        (1) an incorrectly or dishonestly prepared title search, survey, inspection or other report made by an Employee,
        (2) a defective document or instrument taken by the Insured whether or not the Employee accepting such document or instrument knew of such defect, or
        (3) contractual or extra-contractual liability sustained by the Insured in connection with the issuance of contracts or purported contracts of insurance, indemnity or suretyship;

Section 2C.     The following exclusions apply to Coverage Section II only.

This policy does not cover:

(a) loss caused by an Employee or by a person in collusion with any Employee, except when covered under Insuring Agreement (P) or (Q); (Collusion shall include the willful withholding of knowledge from the Insured by any Employee that a fraudulent act by a person not an Employee has been or will be perpetrated against the Insured.);

(b) loss resulting directly or indirectly from entry or change of Electronic Data or Computer Programs in a Computer System, unless covered under Insuring Agreement (L) or (M);

(c) loss resulting directly or indirectly from the Insured having transferred Funds in reliance upon the validity of a voice instruction, unless covered under Insuring Agreement (L) or (N);

(d) loss resulting directly or indirectly from the Insured having transferred or delivered Funds, Certificated Securities or Uncertificated Securities in reliance on an Instruction received through a Telefacsimile Device, unless covered under Insuring Agreement (O);

(e) loss resulting directly or indirectly from the theft of confidential information;

(f) loss resulting directly or indirectly from the assumption of liability by the Insured by contract unless the liability arises from a loss covered under this policy and would be imposed on the Insured regardless of the existence of the contract;

(g) the cost of duplication of Electronic Data or Computer Programs, unless covered under Insuring Agreement (P) or (Q);

(h) loss involving a Voice Computer System, unless covered under Insuring Agreement (R);

(i)     loss resulting directly or indirectly from:

        (1)     written instructions or advices, or
        (2)     telegraphic or cable instructions or advices

unless the instructions or advices are Tested and the loss is covered under Insuring Agreement (L) or (M);

(j) loss resulting directly or indirectly from negotiable instruments, securities, documents or other written instruments which bear a forged signature, or are Counterfeit, altered or otherwise fraudulent and which are used as source documentation in the preparation of Electronic Data or manually keyed into a data terminal;

(k) loss resulting directly or indirectly from the fraudulent preparation, or the fraudulent modification of Computer Programs unless covered under Insuring Agreement (L) or (M);

(l)     loss resulting directly or indirectly from

        (1) mechanical failure, faulty construction, error in design, latent defect, fire, wear or tear, gradual deterioration, electrical disturbance or electrical surge which affects a Computer System, or

        (2)     failure or breakdown of electronic data processing media, or
        (3)     error or omission in programming or processing;

(m) loss resulting directly or indirectly from the input of Electronic Data into a Computer System terminal device either on the premises of a customer of the Insured or under the control of such customer by a person who had authorized access to the customer's authentication mechanism.


                                    DISCOVERY

Section 3. This policy applies to loss discovered by the Insured during the Policy Period. Discovery occurs when the Risk Management Department of The MONY Group, Inc. first becomes aware of facts which would cause a reasonable person to assume that a loss of a type covered by this policy has been or will be incurred, regardless of when the act or acts causing or contributing to such loss occurred, even though the exact amount or details of loss may not then be known.

Discovery also occurs when the Risk Management Department of The MONY Group, Inc. receives notice of an actual or potential claim in which it is alleged that the Insured is liable to a third party under circumstances which, if true, would constitute a loss under this policy.


                               LIMIT OF LIABILITY

Section 4.      Aggregate Limit of Liability

The Underwriter's total liability for all losses incurred under Coverage Section I discovered during the Policy Period shown in Item 2 of the Declarations shall not exceed the Coverage Section I Aggregate Limit of Liability shown in Item 3 of the Declarations. The Coverage Section I Aggregate Limit of Liability shall be reduced by the amount of any payment made under the terms of this policy.

Upon exhaustion of the Coverage Section I Aggregate Limit of Liability by such payments:

                (a) The Underwriter shall have no further liability for loss or losses regardless of when discovered and whether or not previously reported to the Underwriter, and

                (b) The Underwriter shall have no obligation under General Agreement F to continue the defense of the Insured, and upon notice by the Underwriter to the Insured that the Aggregate Limit of Liability has been exhausted, the Insured shall assume all responsibility for its defense at its own cost.

The Underwriter's total liability for all losses incurred under Coverage Section II discovered during the Policy Period shown in Item 2 of the Declarations shall not exceed the Coverage Section II Aggregate Limit of Liability shown in Item 3 of the Declarations. The Coverage Section II Aggregate Limit of Liability shall be reduced by the amount of any payment made under the terms of this policy.

Upon exhaustion of the Coverage Section II Aggregate Limit of Liability by such payments:

                (a) The Underwriter shall have no further liability for loss or losses regardless of when discovered and whether or not previously reported to the Underwriter, and

                (b) The Underwriter shall have no obligation under General Agreement F to continue the defense of the Insured, and upon notice by the Underwriter to the Insured that the Aggregate Limit of Liability has been exhausted, the Insured shall assume all responsibility for its defense at its own cost.

Neither Aggregate Limit of Liability shall be increased or reinstated by any recovery made and applied in accordance with subsection (a), (b) and (c) of
Section 7. In the event that a loss of Property is settled by the Underwriter through the use of a lost instrument bond, such loss shall not reduce the applicable Aggregate Limit of Liability.

                         Single Loss Limit of Liability

Subject to the Aggregate Limit of Liability applicable to each Coverage Section, the Underwriter's liability for each single Loss shall not exceed the applicable single Loss Limit of Liability shown in Item 4 of the Declarations. If a Single Loss is covered under more than one Insuring Agreement or Coverage of a Coverage Section, the maximum payable shall not exceed the largest applicable Single Loss Limit of Liability.

                               Single Loss defined

As respects Coverage Section I, Single Loss means all covered loss, including court costs and attorneys' fees incurred by the Underwriter under General Agreement F, resulting from

                (a) any one act or series of related acts of burglary, robbery or attempt thereat, in which no Employee is implicated, or
                (b) any one act or series of related unintentional or negligent acts or omissions on the part of any person (whether an Employee or not) resulting in damage to or destruction or misplacement of Property, or
                (c) all acts or omissions other than those specified in (a) and (b) preceding, caused by any person (whether an Employee or not) or in which such person is implicated, or
                (d)     any one casualty or event not specified in (a), (b) or
                        (c) preceding.

As respects Coverage Section II, Single Loss means all covered loss, including court costs and attorneys' fees incurred by the Underwriter under General Agreement F, resulting from

                (a) all loss or series of losses involving the fraudulent or destructive acts of one individual, or involving fraudulent or destructive acts in which one individual is implicated, whether or not that individual is specifically identified, or
                (b) a series of losses involving unidentified individuals but arising from the same method of operation.


                         NOTICE/PROOF-LEGAL PROCEEDINGS
                               AGAINST UNDERWRITER


Section 5.

(a) At the earliest practicable moment, not to exceed 90 days, after discovery of loss, the Risk Management Department of The MONY Group, Inc. shall give the Underwriter notice thereof.

(b) Within 6 months after such discovery, the insured shall furnish to the Underwriter proof of loss, duly sworn to, with full particulars.

(c) Lost Certificated Securities listed in a proof of loss shall be identified by certificate or bond numbers if such securities were issued therewith.

(d) Legal proceedings for the recovery of any loss hereunder shall not be brought prior to the expiration of 60 days after the original proof of loss is filed with the Underwriter or after the expiration of 24 months from the discovery of such loss.

(e) If any limitation embodied in this policy is prohibited by any law controlling the construction hereof, such limitation shall be deemed to be amended so as to equal the minimum period of limitation provided by such law.

(f) This policy affords coverage only in favor of the insured. No suit, action or legal proceedings shall be brought hereunder by any one other than the named insured.

(g) Proof of loss for claim under Insuring Agreement (N) must include electronic recording of such voice instructions and the verification call back, if such call back was required. However, the Insured shall not be deprived of coverage if it is unable to produce such electronic recording solely because of failure of equipment to audibly record such voice instructions and/or verification call-back, such failure being unknown at the time action was taken by the Insured in such voice instructions.

(h) Proof of loss for claim under Insuring Agreement (O) must include a copy of the document reproduced by the Telefacsimile Device.

                                    VALUATION

Section 6. Any loss of Money, or loss payable in Money, shall be paid, at the option of the Insured, in the Money of the country in which the loss was sustained or in the United States of America dollar equivalent thereof determined at the rate of exchange as published in the New York Times or the Wall Street Journal at the time of payment of such loss.

                                   Securities

The Underwriter shall settle in kind its liability under this policy on account of a loss of any securities or, at the option of the Insured, shall pay to the Insured the cost of replacing such securities, determined by the market value thereof at the time of such settlement. In case of a loss of subscription, conversion or redemption privileges through the misplacement or loss of securities, the amount of such loss shall be the value of such privileges immediately preceding the expiration thereof. If such securities cannot be replaced or have no quoted market value, or if such privileges have no quoted market value, their value shall be determined by agreement or arbitration.

If the applicable coverage of this policy is subject to a Deductible Amount and/or is not sufficient in amount to indemnify the Insured in full for the loss of securities for which claim is made hereunder, the liability of the underwriter under this policy is limited to the payment for, or the duplication of, so much of such securities as has a value equal to the amount of such applicable coverage.

                       Books of Account and Other Records

In case of loss of, or damage to, any books of account, Electronic Data or other records used by the Insured in its business, the Underwriter shall be liable under this policy only if such books or records or Electronic Data are actually reproduced and then for not more than the cost of the blank books, blank pages, blank Electronic Data Processing Media or other materials plus the cost of labor for the actual transcription or copying of data which shall have been furnished by the Insured in order to reproduce such books, Electronic Data and other records.

                       Property other than Money, Securities or Records

In case of loss of, or damage to, any Property other than Money, securities, books of account or other records, or damage covered under Insuring Agreement
(B)(2), the Underwriter shall not be liable for more than the actual cash value of such Property , or of items covered under Insuring Agreement (B)(2). The Underwriter may, at its election, pay the actual cash value of, replace or repair such property. Disagreement between the Underwriter and the Insured as to the cash value or as to adequacy of repair or replacement shall be resolved by arbitration.


                   ASSIGNMENT-SUBROGATION-RECOVERY-COOPERATION


Section 7.

(a) In the event of payment under this policy, the Insured shall deliver, if so requested by the Underwriter, an assignment of such of the Insured's rights, title and interest and causes of action as it has against any person or entity to the extent of the loss payment.

(b) In the event of payment under this policy, the Underwriter shall be subrogated to all of the Insured's rights of recovery therefor against any person or entity to the extent of such payment.

(c) Recoveries, whether effected by the Underwriter or by the Insured, shall be applied net of the expense of such recovery first to the satisfaction of the Insured's loss which would otherwise have been paid but for the fact that it is in excess of either the Single or the applicable Aggregate Limit of Liability, secondly, to the Underwriter as reimbursement of amounts paid in settlement of the Insured's claim, and thirdly, to the Insured in satisfaction of any Deductible Amount. Recovery on account of loss of securities as set forth in the second paragraph of Section 6 or recovery from reinsurance and/or indemnity of the Underwriter shall not be deemed a recovery as used herein.

(d) Upon the Underwriter's request and at reasonable times and places designated by the Underwriter the Insured shall

        (1) submit to examination by the Underwriter and subscribe to the same under oath; and
        (2)     produce for the Underwriter's examination all pertinent records;
                and
        (3) cooperate with the Underwriter in all matters pertaining to the loss.

(e) the Insured shall execute all papers and render assistance to secure to the Underwriter the rights and causes of action provided for herein. The Insured shall do nothing after discovery of loss to prejudice such rights or causes of action.


            LIMIT OF LIABILITY UNDER THIS POLICY AND PRIOR INSURANCE

Section 8. With respect to any loss set forth in sub-section (c) of the penultimate paragraph Section 4 of this policy which is recoverable or recovered in whole or in part under any other bonds or policies issued by the Underwriter to the Insured or to any predecessor in interest of the Insured and terminated or canceled or allowed to expire and in which the period of discovery has not expired at the time any such loss thereunder is discovered, the total liability of the Underwriter under this policy and under such other bonds or policies shall not exceed, in the aggregate, the amount carried hereunder on such loss or the amount available to the insured under such other bonds or policies, as limited by the terms and conditions thereof, for any such loss if the latter amount be the larger.

If the coverage of this policy supersedes in whole or in part the coverage of any other bond or policy of insurance issued by an Insurer other than the Underwriter and terminated, canceled or allowed to expire, the Underwriter, with respect to any loss sustained prior to such termination, cancellation or expiration and discovered within the period permitted under such other bond or policy for the discovery of loss thereunder, shall be liable under this policy only for that part of such loss covered by this policy as is in excess of the amount recoverable or recovered on account of such loss under such other bond or policy, anything to the contrary in such other bond or policy notwithstanding.


                          OTHER INSURANCE OR INDEMNITY

Section 9. Coverage afforded hereunder shall apply only as excess over any valid and collectible insurance or indemnity obtained by the Insured, or by one other than the Insured on Property subject to exclusion (j) or by a Transportation Company, or by another entity on whose premises the loss occurred or which employed the person causing the loss or the messenger conveying the Property involved.


                                    OWNERSHIP

Section 10. This policy shall apply to loss of Property (1) owned by the Insured, (2) held by the Insured in any capacity, or (3) for which the Insured is legally liable. This policy shall be for the sole use and benefit of the Insured named in the Declarations.


                                DEDUCTIBLE AMOUNT

Section 11. The underwriter shall be liable hereunder only for the amount by which any single loss, as defined in Section 4, exceeds the Single Loss Deductible amount for the Insuring agreement or Coverage applicable to such loss, subject to the applicable Aggregate Limit of Liability and the applicable Single Loss Limit of Liability and the applicable Single Loss Limit of Liability.

The Insured shall, in the time and in the manner prescribed in this policy, give the Underwriter notice of any loss of the kind covered by the terms of this policy, which exceeds or is likely to exceed fifty percent (50%) of the applicable Deductible Amount, whether or not the Underwriter is liable therefor, and upon the request of the Underwriter shall file with it a brief statement giving the particulars concerning such loss.

In the event of loss covered hereunder and under any Mail Insurance Policy purchased by the Insured, the applicable Deductible Amount hereunder shall be waived, provided the limit of liability under said Mail Insurance Policy is at least equal to the applicable Deductible Amount hereunder

                           TERMINATION OR CANCELLATION

Section 12. This policy terminates as an entirety upon occurrence of any of the following: (a) 90 days after the receipt by the Insured of a written notice from the underwriter of its desire to cancel this policy, or (b) immediately upon the receipt by the Underwriter of a written notice from the Insured of its desire to cancel this policy, or (c) immediately upon the taking over of the Insured by a receiver or other liquidator or by State or Federal officials, or
(d) immediately upon the taking over of the Insured by another institution, or
(e) as respects the coverage provided under each Coverage Section, immediately upon exhaustion of the applicable Aggregate Limit of Liability, or (f) immediately upon expiration of the Policy Period as set forth in Item 2 of the Declarations.

This policy terminates as to any Employee or any partner, officer or employee of any Processor or any General, Soliciting or Servicing Agent - (a) as soon as the Assistant Vice President of Risk Management or an officer of the Insured of the level of Executive Vice President or higher of The MONY Group, Inc. not in collusion with such person, learns of any dishonest or fraudulent act committed by such person at any time, whether in the employment of the Insured or otherwise, whether or not of the type covered under Insuring Agreement (A) or
(J), against the Insured or any other person or entity, without prejudice to the loss of any Property then in transit in the custody of such person, or (b) 15 days after the receipt by the Insured of a written notice from the Underwriter of its desire to cancel this bond as to such person.

With respect to any Employee for whom coverage under this policy is terminated or cancelled as a result of the Insured learning of a dishonest or fraudulent act, the Underwriter agrees to reinstate coverage for such Employee, without specific submission to or approval of the Underwriter if:

        (a) The Employee's supervisor recommends that the Employee be reinstated, and
        (b) Such recommendation is approved by the Assistant Vice President of Risk Management and a representative of the Human Resources Department.

provided,

        (i) such dishonest or fraudulent act did not occur during the course of, or in connection with, the Employee's current or prior employment with the Insured, and
        (ii) such dishonest or fraudulent act involved value of $10,000 or less, and
        (iii) such dishonest or fraudulent act occurred more than three (3) years prior to the date the Assistant Vice President of Risk Management became aware of the act, and

Furthermore, the Underwriter agrees that if prior to the inception of this policy, the Underwriter or a prior Insurer agreed to reinstate coverage for an Employee, such reinstatement of coverage shall remain in effect, without specific submission to or approval of the Underwriter

Any such reinstatement of coverage granted by the Underwriter, either automatically or upon specific submission to the Underwriter, shall not require specific endorsement to the policy to be and remain in full force and effect.

Termination of the bond as to any Insured terminates liability for any loss sustained by such Insured which is discovered after the effective date of such termination.